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                                                                EXHIBIT 10.29(b)

                            CARSON PIRIE SCOTT & CO.

                             OFFICER'S CERTIFICATE

      WHEREAS, Carson Pirie Scott & Co. (the "Company") has adopted and currently maintains the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan (the "Plan"); and

      WHEREAS, the Company desires to amend the Plan to clarify certain Plan provisions; and

      WHEREAS, by resolutions dated October 4, 1994, the Carson Pirie Scott & Co. Compensation Committee authorized the Company's Vice President and General Counsel to make any amendments to the Plan as may be necessary to clarify the Plan or otherwise;

      NOW, THEREFORE, the Carson Pirie Scott & Co. Supplemental Executive Retirement Plan is hereby amended as follows:

      1. The definition of "Average Compensation" in Section 1.3 of the Plan is amended by replacing the reference to "five fiscal years" with the phrase "five calendar years."

      2. The definition of "Compensation" in Section 1.7 of the Plan is amended in its entirety to read as follows:

            "Compensation" means, with respect to any Participant during a calendar year, the base salary plus regular annual bonuses awarded under the Carson Pirie Scott & Co. Executive Bonus Plan, if any, paid to such Participant for service as an Eligible Employee during such calendar year, including salary deferral contributions made in accordance with Section 401 (k) of the Code and deferrals to the Carson Pirie Scott & Co. Deferred Compensation Plan, but excluding any other compensation (including, but not limited to, amounts payable under the P. A. Bergner & Co. Incentive Compensation Plan, the Carson Pirie Scott & Co. 1993 Stock Incentive Plan, the Carson Pirie Scott & Co. Long-Term Incentive Plan, and any similar long-term incentive plan or incentive compensation plan, any special bonuses or any non-cash compensation, and any severance payments). Compensation paid to a Participant for service as an Eligible

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            Employee for less than a full calendar year shall not be
            annualized."

      3. The first sentence of Section 3.1 dealing with vesting shall be amended In its entirety to read as follows:

            "No participant (other than members of the Senior Executive Committee on January 1, 1991) shall become vested under the Plan with respect to any Accrued Benefit prior to attaining age 55 while an Employee."

      The above amendments are intended to clarify the Plan document to reflect the Plan's current administration of the Supplemental Executive Retirement Plan.

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